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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

       Date of Report (date of earliest event reported): January 17, 2005

                               Comtech Group, Inc.
                               -------------------
               (Exact name of registrant as specified in charter)

                                    Maryland
                                    --------
                 (State or other jurisdiction of incorporation)

       000-2642                                          52-0466460
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(Commission File Number)                       (IRS Employer Identification No.)


c/o Comtech Group, Room 10001, Tower C, Skyworth Building, High-Tech Industrial
                       Park, Nanshan, Shenzhen 5180, PRC
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: 011-86-755-267-4327





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Item 1.01.  Entry into a Material Definitive Agreement

         On January 17, 2005, the Registrant entered into an Equity Joint Venture Agreement with Broadwell Group Ltd.("Broadwell") to establish a joint venture in Hong Kong called Comtech Broadband Inc. (the "JV"). The Registrant will purchase 55% of the equity interests in the JV and Broadwell will purchase 45% of the equity interests. The JV will distribute semiconductor and other related products for Broadcom Singapore, a subsidiary of Broadcom Corporation, as well as other products introduced by Broadwell.

         The Registrant shall be responsible for establishing the JV in China and obtaining the necessary business licenses to conduct its operations in China. The Registrant shall provide financing in the form of a credit line to the JV during its first three years of operation. Until such time as the JV is established and licensed to operate its business, the Registrant and its subsidiary, Comtech Communication Technology (Shenzhen) Co., Ltd. will perform the JV's duties under the Agreement. The duties of the JV will revert back to the JV once it is licensed to do business in China.

         Pursuant to the terms of the Agreement, the initial Board of Directors of the JV shall comprise three members. The Registrant is entitled to appoint two members and Broadwell is entitled to appoint one member to serve on the Board of Directors. The initial Chief Executive Officer shall be nominated by Broadwell and the initial Chief Financial Officer by the Registrant.

Item 9.01. Financial Statements and Exhibits

         Exhibits:

         10.12 Equity Joint Venture, dated January 17, 2005, by and between Comtech Group, Inc. and The Broadwell Group Ltd.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             COMTECH GROUP, INC.

                                             By: /s/ Jingwei Kang
                                                 -------------------------------
                                                 Name: Jingwei Kang
                                                 Title: Chief Executive Officer

Dated: January 21, 2005